UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 28, 2020

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

Beginning effective October 28, 2020, the Company and its wholly owned subsidiary TDG Operations, LLC entered into the following three credit facilities, terminating and replacing the current senior secured credit facility with Wells Fargo Capital Finance, LLC.

Effective October 28, 2020, the Company and its wholly owned subsidiary, TDG Operations, LLC, entered into that certain $10 million principal amount USDA Guaranteed term loan with AmeriState Bank as lender (the AmeriState Loan), secured by a first mortgage on the Company’s Atmore, Alabama and Roanoke, Alabama facilities. The term of the AmeriState Loan is 25 years with a straight- line amortization over the full term of the loan.

Effective October 29, 2020, the Company and its wholly owned subsidiary, TDG Operations, LLC entered into that certain $15 million principal amount USDA Guaranteed loan under the CARES Act with the Greater Nevada Credit Union as lender (the Greater Nevada Credit Union Loan), secured by a first lien on a substantial portion of the Company’s machinery and equipment and a second lien on the Company’s Atmore and Roanoke facilities. The term of the loan is 10 years, with straight line amortization over the last 7 years of the term.

Each of the AmeriState and Greater Nevada Credit Union loans bears interest at a minimum 5% rate or 4% above 5-year treasury, to be reset after 5 years at 3.5% above 5-year treasury.

Effective October 30, 2020, the Company and its wholly owned subsidiary, TDG Operations, LLC, entered into that certain $75 million Senior Secured Revolving Credit Facility with Fifth Third Bank National Association, as lender, secured by a first priority security interest on all accounts receivable and inventory, and providing for borrowing limited by certain percentages of values of the accounts receivable and inventory. The agreement is subject to customary terms and conditions and annual administrative and unused line fees with pricing varying based on excess availability, and a fixed charge coverage ratio each as defined in the agreement. The agreement matures 5 years from the date of close.

Effective October 30, 2020, the Company’s current Senior Secured Credit Facility with Wells Fargo Capital Finance, LLC was terminated in accordance with its terms and upon notice to the lender in accordance with the terms of the facility by the Company.

Item 7.01    Regulation FD Disclosure.

On November 2, 2020, the Company issued a Press Release attached as Exhibit 99.1, announcing entry into:

i) the Senior Secured Revolving Credit Facility with Fifth Third Bank National Association;
ii) the AmeriState loan; and
iii) the Greater Nevada Credit Union Loan.

As of the date hereof, availability under the Fifth Third Senior Secured Revolving facility is approximately $45 million.

Item 9.01     Financial Statements and Exhibits.
        (d) Exhibits
(10.1) AmeriState Loan: That certain $10 million principal amount secured loan by and between The Dixie Group, Inc. and its wholly-owned subsidiary, TDG Operations, LLC as borrowers and AmeriState Bank, an Oklahoma State Banking Corporation, as lender, dated October 26, 2020, (the “AmeriState Loan”).
(10.2) AmeriState Bank Real Estate Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, Escambia County, Alabama, dated October 26, 2020.

(10.3) AmeriState Bank Real Estate Mortgage Security Agreement, Assignment of Rents and Fixture Filing, Randolph County, Alabama, dated October 26, 2020.

(10.4) Greater Nevada Credit Union Loan: That certain $15 million principal amount secured fixed asset loan, by and between The Dixie Group, Inc. and its wholly-owned subsidiary, TDG Operations, LLC, as borrowers, and the Greater Nevada Credit Union, as lender, dated October 29, 2020 (the “Greater Nevada Credit Union Loan”).

(10.5) Greater Nevada Credit Union Loan Security Agreement: That certain security Agreement entered into pursuant to the Greater Nevada Credit Union Loan, dated October 29, 2020.

(10.6) Fifth Third Senior Secured Revolving Credit Facility: That certain $75 million Senior Secured Revolving Credit Facility entered into by and between The Dixie Group, Inc. and its wholly-owned Subsidiary, TDG Operations, LLC, as borrowers, and Fifth Third Bank, National Association, as lender, dated October 30, 2020 (the “Fifth Third Senior Revolving Credit Facility”).

(10.7) Fifth Third Senior Revolving Credit Facility Security Agreement: That certain security agreement entered into pursuant to the Fifth Third Senior Revolving Credit Facility, dated October 30, 2020.

(99.1) Press Release dated November 2, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2020	THE DIXIE GROUP, INC.

/s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer